                                                                    EXHIBIT 99.1


PRESS RELEASE

FOR IMMEDIATE RELEASE:                                                   NEWS
                                                                    AMEX: PCD


               PLANETCAD RESTATES FIRST QUARTER FINANCIAL RESULTS

Boulder, CO., JULY 19, 2001 - PlanetCAD Inc. (AMEX-PCD), a leading developer of engineering software solutions that integrate engineering processes and data with the manufacturing supply chain, today announced that management, led by the Company's new chief financial officer, has discovered accounting errors in the Company's previously reported financial results for the first quarter ended March 31, 2001, and has consequently restated those results.

First quarter sales, which were previously reported as $480,000, were restated at $337,000. The restated revenue represents a 120% increase over first quarter sales a year ago, rather than the previously reported increase of 214%. The Company reversed $101,000 in royalty revenue, reversed $77,000 of maintenance revenue and increased license revenue by $35,000.

Net loss, which had been reported as $2.2 million, or $0.18 per diluted share, has been restated as a net loss of $2.5 million, or $0.20 per diluted share. This compares with a net loss of $1.5 million, or $0.14 per diluted share, in the first quarter a year ago.

In the restatement, the Company reversed $101,000 in royalties that were incorrectly recorded as a result of a misinterpretation of a single customer contract. In addition, the Company reversed $77,000 of maintenance revenue because of accounting errors related to maintenance contracts, and reclassified royalty expenses of $35,000 from license revenue to cost of revenue. The Company also restated cost of revenue to record additional royalty expenses of $77,000. Cost of revenue and operating expenses were also adjusted to properly reflect health benefits and depreciation expenses, as well as to reclassify certain expenses among sales and marketing, research and development and general and administrative expenses.

Jim Bracking, president and CEO, said, "We are very disappointed that mistakes occurred in the reporting of our first quarter results and consequently are taking aggressive steps to strengthen our financial reporting processes and ensure the accuracy of our reported results going forward. The extensive financial management experience that Joy Godesiabois Sullins, our new CFO, brings is proving to be a valuable asset in this process."

Bracking said the accounting errors were discovered in a routine review conducted by Ms. Sullins upon her arrival at the Company shortly after first quarter results were reported. "The first quarter was a period of considerable transition within the Company's financial department, which was being managed by an interim staff working under very tight deadlines as we searched for a full-time CFO," Bracking said. "It was under these circumstances that the errors occurred."



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                                                                   Page 2 of 4


Sullins said, "Our review and subsequent analysis has helped us identify where we need to strengthen our financial systems and processes. Furthermore, we anticipate adding key support personnel to the finance team in the coming months."

ABOUT PLANETCAD INC.

         PlanetCAD develops and delivers high quality enterprise solutions for streamlining engineering data interchange throughout the digital manufacturing supply chain. PlanetCAD's products include the PrescientQA(TM) design-quality engineering software suite, which reduces costly design errors, accelerates time-to-market, and improves the product development process; and IntraVISION(R), which enables viewing, markup, measuring and conversion of more than 300 file formats.

         PlanetCAD is headquartered in Boulder, Colorado and has offices in Westborough, Massachusetts and the United Kingdom. For more information, visit www.planetcad.com, or call (888) 319-0871.

         Statements made in this news release that are not historical facts may be forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. A description of risks and uncertainties attendant to PlanetCAD and its industry, and other factors which could affect PlanetCAD's financial results, are included in PlanetCAD's Securities and Exchange Commission filings, including, but not limited to, PlanetCAD's annual report on Form 10-KSB for the year ended December 31, 2000.

                                       ###

PLANETCAD AND PRESCIENTQA ARE TRADEMARKS OF PLANETCAD INC. DESIGNQA IS A REGISTERED TRADEMARK OF PLANETCAD INC. INTRAVISION IS A REGISTERED TRADEMARK OF SPATIAL CORP. ALL OTHER PRODUCTS ARE TRADEMARKS OF THEIR RESPECTIVE OWNERS.


CONTACT:
Joy Godesiabois Sullins, CFO, PlanetCAD, (303) 209-9100




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                                                                    Page 3 of 4

The following financial statements should be read in conjunction with the Company's amended quarterly report on Form 10-QSB/A, which was filed with the Securities and Exchange Commission on the date of this press release, and the notes to the financial statements contained therein.

INCOME STATEMENT INFORMATION (UNAUDITED)
(In thousands, except per share data)


                                                                 THREE MONTHS ENDED
                                                                  MARCH 31, 2001
                                                          -----------------------------
                                                          (AS PREVIOUSLY      (AS
                                                             REPORTED)      RESTATED)
Revenue:
     License fees                                          $        189    $        123
     Services                                                       291             214
                                                           ------------    ------------
         Total revenue                                              480             337
                                                           ------------    ------------

Cost of revenue:
     License fees                                                    75             176
     Services                                                       243             273
                                                           ------------    ------------
         Total cost of revenue                                      318             449
                                                           ------------    ------------

Gross profit (loss)                                                 162            (112)
                                                           ------------    ------------

Operating expenses:
     Sales and marketing                                            535             545
     Research and development                                     1,497           1,410
     General and administrative                                   1,042           1,128
                                                           ------------    ------------
         Total operating expenses                                 3,074           3,083
                                                           ------------    ------------

         Loss from operations                                    (2,912)         (3,195)
                                                           ------------    ------------

Interest income                                                     241             241
                                                           ------------    ------------

         Loss from continuing operations                         (2,671)         (2,954)

Income  from discontinued operations, net of tax                    447             447
                                                           ------------    ------------

         Net loss                                          $     (2,224)   $     (2,507)
                                                           ============    ============

Earnings (loss) per common share, basic and diluted:
    Continuing operations                                  $      (0.22)   $      (0.24)
    Discontinued operations                                $       0.04    $       0.04
                                                           ------------    ------------
            Net loss per share                             $      (0.18)   $      (0.20)
                                                           ============    ============

    Weighted average shares outstanding                          12,406          12,406





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BALANCE SHEET INFORMATION (UNAUDITED)
(In thousands, except share and per share data)


ASSETS                                                                    MARCH 31, 2001
                                                                  -------------------------------
                                                                  (AS PREVIOUSLY         (AS
                                                                      REPORTED)       RESTATED)
Current assets:
     Cash and cash equivalents                                     $      13,816    $      13,963
     Accounts receivable, net of allowance of $493                           898              797
     Prepaid expenses and other                                              662              368
                                                                   -------------    -------------
         Total current assets                                             15,376           15,128
Equipment, net                                                             1,291            1,366
Purchased computer software and other intangibles, net                       821              821
Other assets                                                                 174              174
                                                                   -------------    -------------
    Total assets                                                   $      17,662    $      17,489
                                                                   =============    =============


      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                              $       1,016    $       1,016
     Accrued expenses                                                        913              946
     Deferred revenue                                                        620              697
                                                                   -------------    -------------
         Total current liabilities                                         2,549            2,659
                                                                   -------------    -------------

Stockholders' equity:
     Common stock, $.01 par value; 22,500,000 shares authorized;
         12,409,480 shares issued and outstanding                            124              124
     Additional paid-in capital                                           35,994           35,994
     Accumulated deficit                                                 (21,005)         (21,288)
                                                                   -------------    -------------
         Total stockholders' equity                                       15,113           14,830
                                                                   -------------    -------------

Total liabilities and stockholders' equity                         $      17,662    $      17,489
                                                                   =============    =============